               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

      Aeroflex Incorporated
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]
                              AEROFLEX INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 8, 2001

                             ----------------------

To our Stockholders:

         The annual meeting of stockholders of AEROFLEX INCORPORATED will be held at the Garden City Hotel, Garden City, New York on Thursday, November 8, 2001, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

         1. Election of three directors, each for a term of three years;

         2. An amendment to Article FOURTH of our Certificate of Incorporation to increase the number of authorized shares of the corporation from 81,000,000 to 111,000,000; and

         3. Any other matters that properly come before the meeting.

         If you are a stockholder of record at the close of business on September 18, 2001, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about October 1, 2001.

         Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                            By Order of the Board of Directors,

                                            LEONARD BOROW
                                            Secretary





Dated:  Plainview, New York
        October 1, 2001

                                     [LOGO]
                              AEROFLEX INCORPORATED
                              35 South Service Road
                            Plainview, New York 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, November 8, 2001

                                 PROXY STATEMENT

         Our annual meeting of stockholders will be held on Thursday, November 8, 2001 at the Garden City Hotel, Garden City, New York, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about October 1, 2001.

                                ABOUT THE MEETING

What is being considered at the meeting?

         You will be voting:


         1. for the election of 3 directors for a term of 3 years; and

         2. on a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of stock from 81,000,000 to 111,000,000.

         We do not expect to ask you to vote on any other matters at the meeting.

         In addition, our management will report on our performance during fiscal 2001 and respond to your questions.

Who is entitled to vote at the meeting?

         You may vote if you owned stock as of the close of business on September 18, 2001. Each share of stock is entitled to one vote.

How do I vote?

         You can vote in two ways:

1. by attending the meeting; or

2. by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

         Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

         Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors, and
(2) the amendment of the Certificate of Incorporation.

What does it mean if I receive more than one proxy card?

         It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

Will my shares be voted if I do not provide my proxy?

         If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

         Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokers are prohibited from exercising discretionary authority on non-routine matters for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In such cases, and in cases where you abstain from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote. At our meeting, your broker may vote your shares in the election of directors, but will not be counted for the approval of the amendment to the Certificate of Incorporation because that matter is not considered "routine" under the applicable rules.

How many votes must be present to hold the meeting?

         Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 18, 2001 must be present at the meeting. This is referred to as a quorum. On September 18, 2001, we had 59,669,985 shares issued and outstanding.

What vote is required to elect directors?

         Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to amend the Certificate of Incorporation?


         The affirmative vote of the holders of a majority of the shares entitled to vote is required to approve the proposed amendment to our Certificate of Incorporation increasing the number of shares we are authorized to issue from 81,000,000 to 111,000,000. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, an abstention will have the effect of a negative vote.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         Our by-laws provide for a board of directors of not less than three nor more than ten directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our board of directors now consists of nine directors. The directors in each class are:

           Class I                      Class II                           Class III
      (To Serve Until the          (To Serve Until the               (To Serve Until the
       Annual Meeting of            Annual Meeting of                 Annual Meeting of
     Stockholders in 2002)        Stockholders in 2003)             Stockholders in 2001)
     --------------------         --------------------              --------------------
     Michael Gorin                Harvey R. Blau                    Paul Abecassis
     Donald S. Jones (1)(2)       Ernest E. Courchene, Jr.(2)(3)    Leonard Borow
     Eugene Novikoff(2)(3)        John S. Patton(1)(3)              Milton Brenner

----------
(1)      Member of Ethics Committee.
(2)      Member of Audit Committee.
(3)      Member of Compensation/Stock Option Committee.
----------

         Paul Abecassis, Leonard Borow and Milton Brenner are nominated for election to Class III to hold office until our annual meeting of stockholders in 2004 or until their successors are chosen and qualified. Messrs. Abecassis, Borow and Brenner are currently serving as directors in Class III.

         Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Messrs. Abecassis, Borow and Brenner. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

         Mr. Paul Abecassis has been a director since August 1998. Mr. Abecassis has been an investment banker for more than the past 20 years. He joined Bear Stearns International Limited, an investment banking firm, as a Managing Director in May 1990 and became a Senior Managing Director in September 1992.

         Mr. Leonard Borow has been our employee in various executive positions since November 1989 and has been Executive Vice President and Chief Operating Officer since October 1991, a director since November 1992 and Secretary since November 1993. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.

         Mr. Milton Brenner has been a director since August 1988. Until his retirement in September 1988, Mr. Brenner was President of Aeroflex Laboratories Incorporated, one of our subsidiaries, for more than 15 years. Mr. Brenner was previously a director from 1973 to 1986.

Standing Director Biographies

         Mr. Harvey R. Blau was appointed as our Chairman of the Board and Chief Executive Officer in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation, a diversified industrial company that produces garage doors, specialty plastic films and electronic and information communications systems and is a director of Reckson Associates Realty Corp. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel.

         Mr. Ernest E. Courchene, Jr. has been a director since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm, and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

         Mr. Michael Gorin has been our employee in various executive positions since July 1985 and has been our President since October 1988, a director since August 1990 and Chief Financial Officer since 1991. From 1986 to October 1988, Mr. Gorin was our Vice President-Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. For more than ten years prior to that, he was employed by Arthur Andersen & Co., becoming a partner in April 1973. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York.

         Vice Admiral Donald S. Jones (USN Ret.) has been a director since November 1993. Admiral Jones retired from the United States government in 1987 after more than 37 years of service. From March 1988 to March 1990, Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones also has acted as an independent consultant.

         Mr. Eugene Novikoff has been a director since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

         Major General John S. Patton, Ph.D. (USAF Ret.) has been a director since August 1985. General Patton retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

Directors' compensation

         Directors who are not our employees receive an annual fee of $10,000 and a fee of $750 for each board of directors or committee meeting they attend.

         During the fiscal year ended June 30, 2001, there were:

o ten meetings of the board of directors;

o four meetings of the audit committee;

o six meetings of the compensation/stock option committee; and

o one meeting of the ethics committee.

         Each director attended or participated in at least 80% of the meetings of the board of directors and his respective committees.

         Our Audit Committee is involved in discussions with our independent auditors with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditors. The Audit Committee also oversees our internal audit function. See "Audit Committee Report." Our compensation/stock option committee recommends executive compensation and the granting of stock options to officers, employees and consultants. See "Compensation/Stock Option Committee Report on Executive Compensation." Our ethics committee is responsible for establishing and maintaining procedures for receiving, investigating and reporting information and reports of violations of our code of ethics. We do not have a standing nominating committee.

           PROPOSAL 2 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
               INCREASING THE NUMBER OF AUTHORIZED SHARES OF STOCK

         Our Board of Directors has proposed, and recommends that you approve, an amendment to Article "FOURTH" of our Certificate of Incorporation increasing the total number of shares which we are authorized to issue from 81,000,000 shares to 111,000,000 shares, of which 110,000,000 shares shall be shares of common stock, and 1,000,000 shares shall be shares of preferred stock. The proposed amendment to our Certificate of Incorporation increasing the total number of authorized shares is attached as Exhibit "A" annexed hereto.

         The proposed amendment to our Certificate of Incorporation is intended to provide us with additional flexibility for possible stock dividends, stock splits, acquisitions, refinancings, exchanges of securities, public offerings, stock options and other corporate purposes. In recent years, we have issued a substantial number of shares through stock splits, public offerings in 1998 and 2000, acquisitions in 2000 and 2001, and the conversion of debentures. We have also reserved a substantial amount of shares for issuance under our stock option plans. These events have decreased the number of shares of common stock presently available for issuance. See "Management- Stock Option Plans."

         Our Board of Directors believes it would be to our advantage to be able to issue additional common stock without the necessary delay of calling a stockholders' meeting if one or more suitable opportunities is presented to us. Accordingly, our Board of Directors recommends approval of this amendment.

         The following table sets forth as of September 1, 2001, the number of shares of common stock and preferred stock authorized, outstanding, reserved, and available for issuance, as well as the approximate number of shares of which will be available for issuance if this amendment is approved.


                                                                                                           Available for
                                                                                                             Issuance
                                                                                       Available               Upon
                                                                                          for               Approval of
                                    Authorized     Outstanding     Reserved            Issuance             Amendment
                                    ----------     -----------     --------            --------             ---------
Common Stock .....................  80,000,000     59,670,000      15,564,000(1)       4,766,000            34,766,000
Preferred Stock ..................   1,000,000             --          80,000            920,000               920,000
     Series A Junior
     Participating
     Preferred Stock..............      80,000             --          80,000                 --                    --

------------------------

(1) Represents shares issuable upon exercise of stock options under our stock option plans and other stock options.

         The additional shares of stock authorized by the proposed amendment would have the same rights and privileges as the shares of common stock currently authorized and issued. Stockholders do not have preemptive rights under our Certificate of Incorporation, as amended, and will not have such rights with respect to the additional authorized shares of common stock. In addition, if the Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. Except for certain transactions requiring stockholder approval under the Delaware General Corporation Law, the board may approve the issuance of authorized shares of common stock at such times, to such persons and for such consideration as it determines without prior approval of or ratification by the stockholders.

         In the event proposal 2 is approved, it could, under certain circumstances, have an anti-takeover effect, although that is not our intention. The increased number of authorized shares of common stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of Aeroflex. The private placement of shares of common stock into "friendly" hands, for example, could dilute the voting strength of a person seeking control of Aeroflex. The proposal to increase the authorized stock has been prompted by business and financial considerations and not by the threat of any effort by any person or group to obtain control of Aeroflex.

         Although we have no present intention to use the additional authorized shares of common stock for such purposes, if proposal 2 is adopted, more of our capital stock would be available for such purposes than is currently available.

         The proposed amendment to our Certificate of Incorporation, as amended, must be approved by a majority of our outstanding common stock entitled to vote on this matter at the meeting.

         The Board of Directors recommends a vote "FOR" this proposed amendment.

                                 STOCK OWNERSHIP

         The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," for all executive officers and directors as a group and, based solely on filings with the Securities and Exchange Commission, for holders of more than five percent of our common stock as of September 18, 2001, the record date of the Annual Meeting.


                                                                                                   Number of
                                                                                                   Shares of
                                                                                                 Common Stock
                                                                            Director             Beneficially
Name                                  Age     Occupation                    Since                 Owned(1)(2)
----                                  ---     ----------                    -----                ------------
Officers and Directors
----------------------
Harvey R. Blau                        65      Chairman and CEO             July 1980         1,991,293     3.2%    (3)

Michael Gorin                         59      President                    August 1990       1,273,153     2.1%    (4)

Leonard Borow                         53      Executive Vice President     November 1992     1,632,423     2.7%    (5)

Carl Caruso                           57      Vice President-              --                  240,056      --     (6)
                                              Manufacturing

Charles Badlato                       42      Treasurer and Assistant      --                  127,154      --     (7)
                                              Secretary

Paul Abecassis                        51      Investment Banker            August 1998         137,500      --     (8)

Milton Brenner                        73      Retired                      August 1988         162,372      --     (9)

Ernest E. Courchene, Jr               69      Business Consultant          April 1980          287,600      --     (10)

Donald S. Jones                       73      Consultant                   November 1993        76,500      --     (11)

Eugene Novikoff                       77      Self-Employed
                                              Engineering Consultant       June 1979            52,956      --     (12)

John S. Patton                        83      Consultant                   August 1985         171,250      --     (13)

All Directors and Officers as a
Group (11 persons)                                                                           6,152,257     9.5%

Five Percent Stockholders
-------------------------
Wellington Management Company                                                                2,964,700     5.1%
75 State Street
Boston, MA  02109-1809

American Century                                                                             3,655,170     6.1%
Investment Management
4500 Main Street
P. O. Box 418210
Kansas City, MO  54141-9210


 ------------

(1) No officer or director owns more than one percent of our issued and outstanding common stock unless otherwise indicated. Ownership represents sole voting and investment power.

(2) Includes options currently exercisable or exercisable within 60 days under our 1993 Outside Director Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan and Key Employee Stock Option Plan.

(3) Includes options currently exercisable or exercisable within 60 days to purchase 1,854,653 shares of common stock. Also includes 11,626 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C.

     Profit Sharing Plan and 5,744 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

(4) Includes options currently exercisable or exercisable within 60 days to purchase 1,162,643 shares of common stock.

(5) Includes options currently exercisable or exercisable within 60 days to purchase 1,406,283 shares of common stock.

(6) Includes options currently exercisable or exercisable within 60 days to purchase 73,804 shares of common stock.

(7) Includes options currently exercisable or exercisable within 60 days to purchase 99,742 shares of common stock.

(8) Includes options currently exercisable to purchase 112,500 shares of common stock.

(9) Includes options currently exercisable to purchase 100,000 shares of common stock and 7,500 shares owned by his wife.

(10) Includes options currently exercisable to purchase 155,000 shares of common stock.

(11) Includes options currently exercisable to purchase 75,000 shares of common stock.

(12) Includes options currently exercisable to purchase 50,000 shares of common stock.

(13) Includes options currently exercisable to purchase 167,500 shares of common stock.

                                   MANAGEMENT

Our Officers

Our officers are:


                 Name                   Position Held
                 ----                   -------------
        Harvey R. Blau         Chairman of the Board (Chief Executive
                               Officer)

        Michael Gorin          President (Chief Financial Officer and
                               Principal Accounting Officer)

        Leonard Borow          Executive Vice President (Chief
                               Operating Officer) and Secretary

        Carl Caruso            Vice President - Manufacturing

        Charles Badlato        Treasurer and Assistant Secretary

----------

         Mr. Carl Caruso has been employed by us as Vice President of Aeroflex Laboratories Incorporated since November 1989 and has been our Vice President - Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation which we acquired in November 1989.

         Mr. Charles Badlato has been employed by us in various financial positions since December 1987 and has been our Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a certified public accountant in the State of New York.

         For the biographies of Messrs. Blau, Borow and Gorin, please see "Proposal 1 - Election of Directors".

                           Summary Compensation Table

         The following table sets forth information with respect to our Chairman/Chief Executive Officer and each of our other executive officers who were serving as of June 30, 2001 for services rendered for the years ended June 30, 2001, 2000 and 1999.

                                              Annual Compensation                  Long-Term Compensation
                                -------------------------------------- ---------------------------------------------------
                                                         Other Annual  Restricted   Stock       Long-Term     All Other
      Name and         Fiscal                             Compensation   Stock      Option       Incentive   Compensation
 Principal Position     Year    Salary(1)     Bonus            (2)       Awards    Awards(#)   Plan Payouts     (3)
 ------------------     ----    --------      -----            ---       ------    ---------   ------------     ---
Harvey R. Blau          2001    $ 300,309   $  666,753(4)  $   --      $   --       1,500,000       --        $ 3,855
  Chairman and Chief    2000      290,195      637,113         --          --         875,000       --          2,423
  Executive Officer     1999      278,532      473,353(5)      --          --         562,500       --            944

Michael Gorin           2001    $ 374,858   $  614,379(4)  $   --      $   --       1,205,000       --        $ 8,645
  President and Chief   2000      369,466      614,402(4)      --          --         687,500       --          6,844
  Financial Officer     1999      352,532      631,137         --          --         375,000       --          5,501

Leonard Borow           2001    $ 374,858   $  614,355(4)  $   --      $   --       1,205,000       --        $ 5,369
  Executive Vice        2000      369,466      615,999(4)      --          --         687,500       --          3,844
  President-Chief       1999      352,532      631,137         --          --         375,000       --          4,192
  Operating Officer

Carl Caruso             2001    $ 234,189   $  180,000     $   --      $   --         105,000       --        $ 5,491
  Vice President -      2000      217,770      130,000         --          --         112,500       --          4,276
  Manufacturing         1999      174,881       95,000         --          --           --          --          3,723

Charles Badlato         2001    $ 165,629   $   95,000     $   --      $  --           60,000       --        $ 5,265
  Treasurer and         2000      158,068       70,000         --         --          100,000       --          4,543
  Assistant Secretary   1999      138,859       55,000         --         --           62,500       --          3,427

-----------

(1) "Salary" includes contributions to our 401(k) Plan by each of the executive officers listed below for the fiscal years ended June 30, 2001, 2000, and 1999, as follows:


          Name                      2001                    2000                    1999
          ----                      ----                    ----                    ----
      Michael Gorin               $10,682                 $10,423                 $10,788

      Leonard Borow               $10,500                 $10,500                 $12,899

      Carl Caruso                 $13,643                 $10,690                 $10,198

      Charles Badlato             $10,850                 $10,613                 $ 9,074

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which we provide since those amounts are not more than the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(3) All other compensation includes the compensation component of certain life insurance policies and our matching contribution to the 401(k) Plan.

(4) Pursuant to their respective employment agreements, Messrs. Blau, Gorin and Borow have deferred the following amounts that they were entitled to receive for the respective fiscal year:



           Name                        2001                      2000
           ----                        ----                      ----
      Harvey R. Blau                 $421,045                     $--

      Michael Gorin                  $473,419                   $22,711

      Leonard Borow                  $473,443                   $21,114



(5) Pursuant to a deferred compensation agreement which was then in effect, Mr. Blau elected to defer $157,784 he was entitled to receive for the fiscal year ended June 30, 1999 and receive this incentive compensation in common stock valued at its market price. Accordingly, we have reserved 20,680 shares of common stock for Mr. Blau's incentive compensation for the fiscal year ended June 30, 1999.


Employment Agreements

         Effective March 1, 1999, we entered into new employment agreements with each of Messrs. Blau, Gorin and Borow. The agreements expire June 30, 2004. Pursuant to these agreements:

o Mr. Blau receives a base salary of $275,000, subject to semi-annual cost of living adjustments, and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

o Mr. Gorin receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

o Mr. Borow receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year.

         Each employment agreement further provides for a three-year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

         Effective September 1, 1999, we entered into amendments to the employment agreements with Messrs. Blau, Gorin and Borow so that the amount of any bonus payable to each of them in any year which would be nondeductible solely by reason of Section 162(m) of the Internal Revenue Code will be deferred. Section 162(m) provides that compensation paid to our executive officers that is not formally approved by our stockholders in excess of $1,000,000 is not deductible for Federal income tax purposes. Effective September 1, 2001, we entered into additional amendments to the employment agreements with Messrs. Blau, Gorin and Borow so that the amount of any bonus which is deferred shall be deposited into a "rabbi" trust for the benefit of the executive. The September 2001 amendment also permits the payment to the executive of such deferred amounts in any year in which he makes less than the amount deductible under Section 162(m).

         In February 1997, we entered into an employment agreement with Mr. Caruso for the period February 5, 1997 to February 5, 2000, which automatically extends for successive one year periods unless notice of non-renewal is given. No such notice has been given to date. The agreement, as amended, provides for an annual salary of $200,000, together with cost of living adjustments.

         In the event that we terminate the employment of any of these four individuals without cause, the terminated employee is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreements for Messrs. Blau, Gorin and Borow further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive, as a lump sum payment, the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, we will provide the executive with a tax gross-up payment to cover any excise tax due. Mr. Caruso's employment agreement provides that in the event there is a change in control he has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, Mr. Caruso has the right to receive his base salary for the remainder of the term of the contract.

Stock Option Plans

         We currently have eight stock option plans -- the 1989 Non-Qualified Stock Option Plan, the Outside Director Stock Option Plan, the 1994 Non-Qualified Stock Option Plan, the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 2000 Stock Option Plan and the Key Employee Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

         In December 1993, the board of directors adopted, subject to stockholder approval obtained in November 1994, the Outside Director Plan which, as amended in November 1996, covers 1,250,000 shares of common stock, and expires in 2003. The Outside Director Plan provides for an annual grant to each non-employee director of options to purchase 25,000 shares of common stock. There are 33,335 shares remaining for the grant of additional awards under the Outside Director Plan.

         The 1989 Plan, 1994 Plan, 1996 Plan and 1998 Plan each covers 3,750,000 shares of common stock, with a total of 139,591 shares remaining for the grant of additional awards under all of the Plans. The 1999 Plan covers 2,250,000 shares of common stock, with 3,750 shares remaining for the grant of additional awards. The 2000 Plan covers 4,625,000 shares of common stock, with 187,230 shares remaining for the grant of additional awards. The Key Employee Plan covers 4,000,000 shares of common stock, with no shares remaining for the grant of additional awards. The 1989 Plan, (which expired in 1999), the 1994 Plan, (which expires in 2004), the 1998 Plan (which expires in 2008), the 1999 Plan (which expires in 2009) and the 2000 Plan (which expires in 2010), all permit the granting of non-qualified options to our officers, other employees, and consultants and the 1989 Plan, 1998 Plan, 1999 Plan and 2000 Plan also permit the granting of non-qualified options to our directors. The Key Employee Plan (which expires in 2010) permits the granting of non-qualified options to our officers and other employees. The 1996 Plan (which expires in 2006) permits the granting of both non-qualified and incentive stock options to our officers, employees and consultants. These plans are administered by a committee of two or more members of the board of directors, currently the Compensation Committee, who determine, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option, (4) the purchase price of the shares,
(5) the vesting of each option and (6) the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant (or five years for the 1989 Plan and 1994 Plan). Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with us, except under certain circumstances.

Stock Option Grants in Last Fiscal Year(1)

         The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 2001:


                                                                                Potential Realized Value at
                                                                                  Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                               Individual Grants(1)                               for Option Term(1)(5)
                   --------------------------------------------------   ----------------------------------------------
                              % of Total
                               Options
                              Granted to
                              Employees/
                   Options    Directors/      Exercise                   Stock                   Stock
                   Granted    Consultants in    Price      Expiration    Price      Dollar       Price     Dollar
    Name           (#)(2)     Fiscal Year(3)  ($/Sh)(2)       Date       5%(4)       Gain        10%(4)     Gain
    ----           -------    --------------  ---------    ----------    -----       ----        ------     ----
Harvey R. Blau      350,000        4.9%        $13.56      08/15/10     $22.09    $2,986,000    $35.18     7,567,000
                    800,000       11.2          30.03      11/01/07      42.26     9,784,000     58.52    22,792,000
                    350,000        4.9          15.60      05/02/11      25.41     3,434,000     40.46     8,701,000

Michael Gorin       280,000        3.9          13.56      08/15/10      22.09     2,388,000     35.18     6,054,000
                    600,000        8.4          30.03      11/01/07      42.26     7,338,000     58.52    17,094,000
                    325,000        4.6          15.60      05/02/11      25.41     3,188,000     40.46     8,080,000

Leonard Borow       280,000        3.9          13.56      08/15/10      22.09     2,388,000     35.18     6,054,000
                    600,000        8.4          30.03      11/01/07      42.26     7,338,000     58.52    17,094,000
                    325,000        4.6          15.60      05/02/11      25.41     3,188,000     40.46     8,080,000

Carl Caruso          30,000        0.4          13.56      08/15/10      22.09       256,000     35.18       649,000
                     75,000        1.1          15.60      05/02/11      25.41       736,000     40.46     1,865,000

Charles Badlato      30,000        0.4          13.56      08/15/10      22.09       256,000     35.18       649,000
                     30,000        0.4          15.60      05/02/11      25.41       294,000     40.46       746,000

----------

(1) All grants are under the 1999 Plan, 2000 Plan or the Key Employee Plan. Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option, less the exercise price.

(2) Grants were made at 100% of the market value of our common stock on the date of grant. Grants under the 1999 Plan vest 50% immediately and 50% on the first anniversary of the date of grant; grants under the 2000 Plan vest either 50% immediately and 50% on the first anniversary of the date of grant or 33 1/3% on each of the first, second and third anniversaries of the date of grant; and grants under the Key Employee Plan vest 50% on each of the first and second anniversaries of the date of grant.

(3) Total options granted to employees, consultants and directors in 2001 was for 7,128,520 shares of common stock.

(4) The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increases in market value of our stock for all stockholders as of September 18, 2001, assuming annual rates of stock price appreciation from June 30, 2001 (closing stock price of $10.50 per share on June 29, 2001) over the ten year period used in this table, aggregate approximately $394 million at a 5% rate and approximately $998 million at 10%.

Aggregate Option/Stock Appreciation Rights Exercises in Last Fiscal Year and Fiscal Year-End Option/Stock Appreciation Rights Values

         The following table sets forth information concerning options exercised during the year ended June 30, 2001 by the named executive officers and the value of unexercised options held by them as of June 30, 2001:


                                                                                           Value of Unexercised
                                                         Number of Unexercised                 In-The-Money
                                                           Options/SARs at                    Options/SARs at
                            Shares                         Fiscal Year End                   Fiscal Year End(1)
                         Acquired on    Value         ------------------------------   ----------------------------
    Name                 Exercise(#)  Realized($)     Exercisable     Unexercisable   Exercisable     Unexercisable
    ----                 ----------   ----------      -----------     -------------   -----------     -------------
   Harvey R. Blau          604,677   $14,699,000        967,152       1,762,501       $1,581,000       $1,751,000

   Michael Gorin           647,026    13,972,000        493,476       1,398,333               --        1,290,000

   Leonard Borow           444,550     9,392,000        737,117       1,398,333        1,217,000        1,290,000

   Carl Caruso             120,779     3,417,000         30,626         213,517           80,000          314,000

   Charles Badlato         100,343     2,783,000         63,909         176,250          196,556          385,000

----------

(1)  Based upon the closing price of our common stock of $10.50 on June
     29, 2001.

Supplemental Executive Retirement Plan

         Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan ("SERP") for certain of our officers. No benefits were payable prior to January 1, 1996.

         The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. "Final Average Pay" means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

         A "rabbi" trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

         The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 2001 are: Mr. Blau, 20; Mr. Gorin, 15; Mr. Borow, 23; and Mr. Badlato, 13.

                  Supplemental Executive Retirement Plan Table
                       Annual Benefit at Normal Retirement

       Final Average                 Years of Service
       Annual Pay(1)           10          15            20
       -------------       ------------------------------------
        $  100,000         $ 50,000     $ 50,000      $ 50,000
           200,000          100,000      100,000       100,000
           400,000          200,000      200,000       200,000
           500,000          250,000      250,000       250,000
         1,000,000          500,000      500,000       500,000
         1,500,000          750,000      750,000       750,000

----------

(1) Average of a participant's highest three years' compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

Board of Directors Interlocks and Insider Participation

         During fiscal 2001, our Compensation/Stock Option Committee consisted of Messrs. Eugene Novikoff, Ernest E. Courchene, Jr. and John S. Patton. None of them were our officers or employees during fiscal 2001 nor did they have any relationship with us which requires disclosure in this proxy statement.

         Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

 COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of our executive officers is determined by the Compensation/Stock Option Committee of our board of directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2001 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 2001.

General Policies

         Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses.

To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

         Stock options are granted to employees, including our executive officers, under our option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Aeroflex from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

         From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Relationship of Compensation to Performance and Compensation of Chief Executive Officer

         The Compensation/Stock Option Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

         For fiscal 2001 pursuant to the terms of his employment agreement with us, our Chairman received a base salary and additional compensation (See "Employment Agreements"). The Compensation/Stock Option Committee also recommended the issuance of, and the Chairman received, options to purchase 350,000 shares of common stock at $13.56 per share, 800,000 shares of common stock at $30.03 per share and 350,000 shares of common stock at $15.60 per share.

                                           The Compensation Committee:

                                           Eugene Novikoff (Chairman)
                                           Ernest E. Courchene, Jr.
                                           John S. Patton

                             AUDIT COMMITTEE REPORT

         As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Aeroflex's management and discussed with KPMG LLP, Aeroflex's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG that firm's independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Aeroflex that the audited consolidated financial statements for Aeroflex be included in Aeroflex's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the Securities and Exchange Commission.

         The Audit Committee has also reviewed and discussed the fees paid to KPMG during the last fiscal year for audit and non-audit services, which are set forth below under "Audit Fees," and has determined that the provision of the non-audit services are compatible with the firm's independence.

                                            The Audit Committee

                                            Ernest E. Courchene, Jr. (Chairman)
                                            Eugene Novikoff
                                            Donald S. Jones

Independence of Audit Committee

         In fiscal 2001, our Audit Committee consisted of Messrs. Courchene (Chairman) and Novikoff and Admiral Jones. Each of them is independent, as defined by Rule 4200(a)(15) of the NASD listing standards.

                                   AUDIT FEES

General


         During fiscal 2001, we paid KPMG LLP fees in the aggregate amount of approximately $330,000. Of this amount, approximately $244,000 were fees for the fiscal 2001 audit and other audit services.


Financial Information Systems Design and Implementation Fees

         KPMG, LLP did not render any services related to financial information systems design and implementation during fiscal 2001.

All Other Fees


         KPMG LLP rendered other services consisting primarily of tax consulting, due diligence assistance, litigation support and audits of other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by KPMG LLP for fiscal 2001 were $86,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Chairman, Mr. Blau is also Chairman of the Board and Chief Executive Officer of Griffon Corporation. During fiscal 2001, a subsidiary of Griffon Corporation purchased products from us for an aggregate $1,920,000 in various arms length transactions. Mr. Blau is also a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. We have engaged Blau, Kramer, Wactlar & Lieberman, P.C. in the past and intend to continue to retain them on an ongoing basis. For the year ended June 30, 2001, we paid Blau, Kramer, Wactlar & Lieberman, P.C. approximately $310,000 in legal fees.

                            COMMON STOCK PERFORMANCE

         The following graph provides a comparison of cumulative stockholder return among us, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1996 to August 2001:



                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
                AMONG AEROFLEX INCORPORATED, THE S & P 500 INDEX
               AND THE S & P ELECTRONICS (INSTRUMENTATION) INDEX


                                                         Cumulative Total Return
                                     ---------------------------------------------------------------------------------
                                        6/96        6/97        6/98        6/99         6/00        6/01        8/01
AEROFLEX INCORPORATED                 100.00       83.67      169.39      322.45       811.23      428.57      361.22
S & P 500                             100.00      134.70      175.33      215.22       230.83      196.59      182.47
S & P ELECTRONICS (INSTRUMENTATION)   100.00      143.78      130.69      199.16       407.51      202.96      172.89






* $100 INVESTED ON 6/30/96 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING JUNE 30.

                              INDEPENDENT AUDITORS

         KPMG LLP acted as Aeroflex's independent auditors for the fiscal year ended June 30, 2001. A representative of KPMG LLP plans to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

         A copy of our Annual Report of Stockholders for the fiscal year ended June 30, 2001 has been provided to all stockholders as of September 18, 2001. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2001.

Matter to be Considered at the Meeting

         The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

         The cost of soliciting proxies in the accompanying form, which we estimate to be $30,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2002 Annual Meeting

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 3, 2002 to be included in the proxy statement for that meeting.

         In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the company at our principal offices not less than 60 days and not more than 90 days prior to the first anniversary date for the initial written notice delivered to stockholders for the previous year's annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

         Pursuant to our by-laws, if notice of any stockholder proposal is received after August 2, 2002, then the notice will be considered untimely and we are not required to present such proposal at the 2002 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after August 2, 2002 at the 2002 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.


         We will provide without charge to any stockholder as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Leonard Borow, Secretary, at the Company's offices at 35 South Service Road, Plainview, NY 11803.


                                     By Order of the Board of Directors,

                                     LEONARD BOROW
                                     Secretary


Dated:   October 1, 2001
         Plainview, New York

                                                                     Exhibit "A"


                              PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION


         The following sets for the changes to Article "FOURTH" of our Certificate of Incorporation if the proposed amendment is approved:

                  "FOURTH" The total number of shares of all classes of stock which the corporation shall have the authority to issue is ONE HUNDRED ELEVEN MILLION (111,000,000) shares, of which ONE HUNDRED TEN MILLION (110,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

                                                                      APPENDIX I


                              AEROFLEX INCORPORATED
                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                November 8, 2001

         The undersigned hereby appoints Harvey R. Blau and Michael Gorin, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 8, 2001 and any adjournments thereof.

                   (Continued and to be signed on other side)

         Please mark your
/X/      votes as in this
         Example using dark ink only

1. Election of the nominees listed, as set forth in the proxy statement:

FOR all nominees           WITHHOLD              Nominees:
listed at right (except    AUTHORITY             Paul Abecassis
as marked to the to        to vote for all       Leonard Borow
the contrary below)        nominees listed       Milton Brenner
                           at right

[   ]                      [   ]

(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

-------------------------------------------------------------------------------

2. An amendment to the Certificate of Incorporation to increase the number of authorized shares of the corporation from 81,000,000 to 111,000,000:

                  For               Against          Abstain

                 [   ]             [   ]             [   ]


3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE
          ---------------------------------------------------------------------

SIGNATURE(S)
            -------------------------------------------------------------------

DATED:                                                                   , 2001
       ------------------------------------------------------------------

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)